Exhibit 99.1

COMPANY CONTACTS:

Kenneth Traub

President and CEO

Tel. (914) 593-0809

KTRAUB@ABNH.COM

Alan Goldstein

Vice President and CFO

Tel. (914) 593-0844

AGOLDSTEIN@ABNH.COM

AMERICAN BANK NOTE HOLOGRAPHICS REPORTS
FIRST QUARTER FINANCIAL RESULTS

Elmsford, NY - May 7, 2004 – American Bank Note Holographics, Inc. (“ABNH”) (OTC Bulletin Board: ABHH) a world leader in the origination, production and marketing of holograms for security applications, today announced financial results for the first quarter ended March 31, 2004.

Net income for the first quarter of 2004 was $0.4 million, or $0.02 per share, compared with net income of $0.2 million, or $0.01 per share, for the first quarter of 2003.  Sales for the first quarter of 2004 were $5.0 million, compared with $4.5 million for the first quarter of 2003.

Kenneth H. Traub, president and CEO of ABNH, commented, “We are pleased to report a continued improvement in operating performance in the first quarter.  We have also continued to build upon the strong position we have established in document security markets and invested in new product development and marketing initiatives to support future growth.  Our transaction card business has returned strongly and we anticipate continued strength in this market going forward.  We also commenced new identification document programs as well as new pharmaceutical projects which we anticipate will contribute to our growth.”

more

ABNH REPORTS FIRST QUARTER FINANCIAL RESULTS

About American Bank Note Holographics, Inc.

American Bank Note Holographics is a world leader in the origination, production, and marketing of holograms.  The Company’s products are used primarily for security applications such as counterfeiting protection and authentication of transaction cards, identification cards, documents of value, consumer and industrial products as well as for packaging and design applications.   ABNH is headquartered in Elmsford, NY.  For more information, visit www.abnh.com

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ABNH Forward-Looking Statement

This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

This release and prior releases are available on the ABNH Web site at www.abnh.com

-Financial Tables to Follow-

ABNH REPORTS FIRST QUARTER FINANCIAL RESULTS

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

BALANCE SHEETS

(In thousands, except share data)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,843	$11,341
Accounts receivable, net of allowance for doubtful accounts of $180	3,292	3,174
Inventories	2,342	2,386
Deferred income taxes	961	981
Prepaid expenses	285	385
Other	75	150
Total current assets	18,798	18,417
Machinery, equipment and leasehold improvements, net of accumulated depreciation and amortization of $9,397 and $9,238	2,499	2,490
Other assets	100	113

Total Assets	$21,397	$21,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$581	$687
Accrued expenses	1,488	1,627
Customer advances	52	49
Income taxes payable	185	—
Total current liabilities	2,306	2,363
Deferred income taxes	1,240	1,208
Total liabilities	3,546	3,571

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, authorized 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, par value $.01 per share, authorized 40,000,000 shares; issued and outstanding 18,483,720 shares	185	185
Additional paid-in capital	23,994	23,994
Accumulated deficit	(6,328)	(6,730)
Total Stockholders’ Equity	17,851	17,449

Total Liabilities and Stockholders’ Equity	$21,397	$21,020

ABNH REPORTS FIRST QUARTER FINANCIAL RESULTS

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
Revenue:
Sales	$5,034	$4,538
Royalty income	10	44
	5,044	4,582
Costs and expenses:
Cost of goods sold	2,270	2,016
Selling and administrative	1,683	1,763
Research and development	283	268
Depreciation and amortization	160	179
	4,396	4,226

Operating income	648	356

Interest income	23	25

Income before provision for income taxes	671	381
Provision for income taxes	269	162

Net income	$402	$219

Net income per share:
Basic and diluted	$0.02	$0.01